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                                                                     EXHIBIT 4.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       ALTERNATE MARKETING NETWORKS, INC.


                                    ARTICLE I
                               OFFICE(S) AND AGENT

        1.1 Registered Office and Agent. Alternate Marketing Networks, Inc., a Delaware corporation (the "CORPORATION") shall have and maintain in the State of Delaware (a) a registered office which may, but need not be, the same as the place of business of the Corporation, and (b) a registered agent. The Corporation may, by resolution of the board of directors of the Corporation (the "BOARD OF DIRECTORS"), change (a) the location of the registered office of the Corporation in the State of Delaware to any place in the State of Delaware and
(b) the registered agent of the Corporation to any other person or corporation, including, without limitation, the Corporation.

        1.2 Other Office(s). Except as otherwise required by law, the Corporation may have also have an office or offices, and keep the books and records of the Corporation, at such other place or places, either within or without the State of Delaware, as the Board of Directors may, from time to time, determine or as the business of the Corporation may, from time to time, require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

        2.1 Place of Meetings. Meetings of stockholders of the Corporation may be held at such place, either within or without the State of Delaware, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders of the Corporation shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 211(a)(2) of the General Corporation Law of the State of Delaware (the "DGCL").

        2.2 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting of stockholders of the Corporation as permitted by these bylaws of the Corporation (as adopted and including, without limitation, any and all subsequent amendment(s) or successor(s) thereto, these "BYLAWS"), annual meetings of stockholders of the Corporation shall be held for the election of directors and for the transaction of such other business as may properly come before such meetings on such date and at such time as the Board of Directors shall, from time to time, determine. Any previously scheduled annual meeting of stockholders of the Corporation may be postponed by the Board of Directors prior to the time previously scheduled for such meeting.

        2.3 Special Meetings. Except as otherwise required by applicable law or the certificate of incorporation of the Corporation (as filed with the Secretary of State of the State of Delaware and including, without limitation, any and all subsequent amendment(s) or successor(s) thereto, the "CERTIFICATE OF INCORPORATION") and subject to the rights of the holders of any preferred stock of the Corporation ("PREFERRED STOCK") or series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the chairman of the Board of Directors (the "CHAIRMAN"), if any, the president of the Corporation (the "PRESIDENT"), if any, the Board of Directors pursuant to a resolution adopted by a majority of



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the whole (as defined below) Board of Directors, or holders of at least twenty-five percent (25%) of the voting power of the Voting Stock (as defined below), voting together as a single class. Only such business as is specified in the notice of any special meeting of stockholders of the Corporation shall come before such meeting.

        For purposes of these Bylaws, "WHOLE" shall mean the total number of authorized directors, whether or not there exist any vacancies on the Board of Directors or unfilled previously authorized directorships, at the time such resolution is presented to the Board of Directors for adoption. For purposes of these Bylaws, the term "VOTING STOCK" shall mean all issued and outstanding shares of stock of the Corporation entitled to vote generally in the election of directors or that otherwise are entitled to vote with such stock on the specific matter in question.

        2.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders of the Corporation, whether annual or special, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date, and hour of the meeting, and, in the case of any special meeting, the purpose(s) for which the meeting is called; provided further, that, if the Corporation shall maintain the list of stockholders entitled to vote at the meeting at a place other than where the meeting shall take place, such notice shall specify where the Corporation shall maintain the list. Notice of any meeting of stockholders of the Corporation shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Section 9.2 of these Bylaws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty
(30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

        2.5 Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class or series.

        2.6 Adjournment of Meetings. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the votes to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which may have been transacted at the meeting as originally called.

        2.7 Order of Business. The chairman of any meeting of stockholders of the Corporation shall determine the order of business and the procedure at the meeting, including, without limitation, such regulations of the manner of voting and the conduct of discussion as he or she deems in order.

        At each meeting of stockholders of the Corporation, the Chairman or, in the absence of the Chairman, the Chief Executive Officer or, in the absence of the Chairman and the Chief Executive Officer, such person as shall be selected by the Board of Directors shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the



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right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

        At any annual meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.7.

        For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation (the "SECRETARY"). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (l0th) day following the day on which public announcement (as defined below) of the date of such meeting is first made. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her, or its intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.7. The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder's proposal without having made the representation required by clause
(v) of the third preceding sentence.

        2.8 List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least ten
(10) days before each meeting of stockholders of the Corporation, a complete list of the stockholders of the Corporation entitled to vote thereat, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law. A determination of stockholders entitled to vote at any meeting of stockholders of the Corporation pursuant to this Section 2.8 shall apply to any adjournment thereof.

        2.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders of



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the Corporation or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders of the Corporation shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        2.10 Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution(s) adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of common stock of the Corporation ("COMMON STOCK") shall be entitled at each meeting of the stockholders to one (1) vote for each share of such stock, in each case, registered in such stockholder's name on the books of the
Corporation:

                (a) on the date fixed pursuant to Section 2.9 of these Bylaws as the record date for the determination of stockholders of the Corporation entitled to notice of and to vote at such meeting; or

                (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        Each stockholder of the Corporation entitled to vote at any meeting of stockholders of the Corporation may authorize not in excess of three (3) persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

        At each meeting of stockholders of the Corporation, all corporate actions to be taken by vote of the stockholders of the Corporation (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation or these Bylaws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series.

        Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.

        2.11 Inspectors. The chairman of the meeting shall appoint two (2) or more inspectors to act at any meeting of stockholders of the Corporation. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

        2.12 Public Announcements. For the purpose of Sections 2.7 and 3.3 of these Bylaws, "PUBLIC ANNOUNCEMENT" shall mean disclosure (a) in a press release reported by the Dow Jones News Service, Reuters Information Service, or any similar or successor news wire service or (b) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the Securities and Exchange



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Commission pursuant to Sections l3, 14, or 15(d) of the Securities Exchange Act
of 1934, as amended (the "EXCHANGE ACT"), or any successor provision(s) thereto.

        2.13 Consent of Stockholders in Lieu of Meeting. Subject to the rights of the holders of any Preferred Stock or series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE III
                               BOARD OF DIRECTORS

        3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by applicable law or the Certificate of Incorporation, which may exercise all powers of the Corporation and perform all such lawful acts and do all such lawful things that are not, by applicable law or the Certificate of Incorporation, directed or required to be exercised, performed, or done by the stockholders of the Corporation.

        3.2 Number, Qualification, and Election. Except as otherwise provided by or fixed pursuant to the provisions of the Certificate of Incorporation with respect to the right(s) of holders of any Preferred Stock or series of Preferred Stock to elect any additional director(s), the number of directors which shall constitute the "whole" (as defined below) Board of Directors shall be not less than five (5) and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors.

        Except as otherwise fixed by or pursuant to the provisions of Section
4.3 (Description of Preferred Stock) of the Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, subject to Section 3.15 of this Article III, the number of directors constituting the whole Board of Directors shall be determined from time to time by the Board of Directors and shall initially be five (5).

        The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock pursuant to the provisions of Section
4.3 (Description of Preferred Stock) of the Certificate of Incorporation or any resolution(s) providing for the issuance of such stock adopted by the Board of Directors, shall be elected by the stockholders of the Corporation entitled to vote thereon at each annual meeting of stockholders of the Corporation, and shall hold office until the next annual meeting of stockholders of the Corporation and until each of their successors shall have been duly elected and qualified.

        Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

        In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

        3.3 Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock, nominations for the election of directors may be made by the Board of Directors or by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3.3 and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders of the Corporation, not less than ninety (90) days nor more than one hundred



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twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth
(60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice, (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors, (e) the consent of each nominee to serve as a director of the Corporation if so elected, and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder's nominees without having made the representation required by the immediately preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible to serve as directors of the Corporation.

        Notwithstanding anything in the immediately preceding paragraph of this
Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the Corporation is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder's notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

        3.4 Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

        3.5 Place of Meeting. Subject to Sections 3.6 and 3.7 of these Bylaws, the Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

        3.6 Regular Meetings. No fewer than four (4) regular meetings per year of the Board of Directors shall be held at such times as the Board of Directors shall from time to time by resolution determine. If any day



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fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

        3.7 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer, or by a majority of the directors, and shall be held at such place, on such date and at such time as he, she, or they, as applicable, shall fix.

        3.8 Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board of Directors shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director's residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

        3.9 Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation, or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors may deem proper.

        3.10 Participation in Meeting by Means of Communications Equipment. Any one (1) or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board of Directors or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

        3.11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any such committee consent thereto in writing or as otherwise permitted by law and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board of Directors or of such committee.

        3.12 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman, the Chief Executive Officer, or the secretary of the Corporation (the "SECRETARY"). Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        3.13 Vacancies. Subject to the rights of the holders of any Preferred Stock or series of Preferred Stock then outstanding, any newly-created directorship(s) resulting from any increase(s) in the authorized number of directors or any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other reason, shall only be filled by a majority vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, as applicable. Under no circumstances shall the stockholders of the Corporation fill any such newly-created directorship(s) or vacancy on the Board of Directors. Any director(s) chosen in accordance with Section 5.5 (Vacancies) of the Certificate of Incorporation shall hold office (a) for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, upon election and qualification of their



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successors, (b) until the successor of such director shall have been otherwise elected and qualified, (c) or until the earlier death, resignation, retirement, disqualification, or removal from office of such director, as applicable. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director(s).

        Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, removal, or other cause shall only be filled by the Board of Directors, and not by the stockholders of the Corporation, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors. which increase shall be subject to Section 3.l5 of these Bylaws, shall only be filled by the Board of Directors, or if not so filled, by the stockholders of the Corporation at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.3 of these Bylaws. Any director elected in accordance with the preceding sentence of this Section 3.13 shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected and qualified.

        3.14 Compensation. Each director, in consideration of such person serving as a director. shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 3.14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

        3.15 Certain Modifications. Notwithstanding anything to the contrary contained in these Bylaws, the following actions taken either directly or indirectly by the Board of Directors shall require the affirmative vote of not less than seventy-five percent (75%) of the whole Board of Directors: (i) any change in the size of the Board of Directors and (ii) any proposal to amend these Bylaws to be submitted to the stockholders of the Corporation by the Board of Directors.

        3.16 Removal. Subject to the right of the holders of any Preferred Stock or series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for "cause" (as defined below) and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3) of the voting power of the Voting Stock, voting together as a single class. Except as may otherwise be provided by law, "CAUSE" for removal shall exist only if any director whose removal has been proposed:

                (a) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal,

                (b) has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of the duties of such director to the Corporation in connection with a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable, or

                (c) has missed six (6) consecutive meetings of the Board of Directors.



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

        3.17 Reliance upon Records. Every director, and every member of any committee of the Board of Directors of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, without limitation, such records, information, opinions, reports, or statements as to the value and amount of the assets, liabilities, and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, and with which the stock of the Corporation might properly be purchased or redeemed.

        3.18 Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association, or other organization which is a party to a contact or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by Section 144 of the DGCL.

        3.19 Presumption of Assent. Unless otherwise provided by law, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

        4.1 Establishment of Committees of the Board of Directors; Election of Members of Committees of the Board of Directors; Functions of Committees of the Board of Directors.

                (a) The Corporation shall have two (2) standing committees: the audit and finance committee and the compensation committee.

                (b) The audit and finance committee shall have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures and financial statements of the Corporation and to perform such other duties from time to time as the audit committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors and of the independent public accountants employed by the committee and taking such action with respect thereto as it deems appropriate, (iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures, and financial statements, (iv) requesting the independent public accountants to furnish to the compensation committee the certifications required under any present or future stock option, incentive compensation, or employee benefit plan of the Corporation, (v) reviewing the adequacy of internal financial controls, (vi) approving the accounting principles employed in financial reporting, (vii) approving the appointment or removal of the Corporation's general auditor, (viii) reviewing the accounting principles employed in financial reporting, (ix) reviewing and making recommendations to the Board of Directors concerning the financial structure and financial condition of the Corporation and its subsidiaries, including, without limitation, annual budgets, long-term financial plans, corporate borrowings, investments, capital expenditures, long-term commitments, and the issuance of stock, and

        (x) approving such matters that are consistent with the general financial policies and direction from time to time determined by the Board of Directors. None of the members of the audit and finance committee shall be an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

                (c) The compensation committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and its subsidiaries and divisions that the compensation committee shall from time to time consider appropriate, as well as all employees of the Corporation compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board of Directors, (ii) performing the duties of the committees of the Board of Directors provided for in any present or future stock option, incentive compensation, or employee benefit plan of the Corporation, and (iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation, or employee benefit plan of the Corporation that the compensation committee shall from time to time consider appropriate. None of the members of the compensation committee shall be an officer or full-time employee of the Corporation or of any subsidiary or affiliate of the Corporation.

                (d) Any modification to the power and authority of any committee shall require the affirmative vote of not less than seventy-five percent (75%) of the whole Board of Directors.

                (e) In addition, the Board of Directors may, with the affirmative vote of not less than seventy-five percent (75%) of the whole Board of Directors and in accordance with and subject to the DGCL, from time to time establish additional committees of the Board of Directors to exercise such powers and authorities of the Board of Directors, and to perform such other functions, as the Board of Directors may from time to time determine.

                (f) The Board of Directors may remove a director from a committee, change the size of any committee or terminate any committee or change the chairmanship of a committee only with the affirmative vote of not less than seventy-five percent (75%) of the whole Board of Directors.

                (g) The Board of Directors may designate one or more directors as new members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal, or otherwise; provided, however, that any such designation or any designation by the Board of Directors of a director as an alternate member of any committee in accordance with Section 141(c)(2) of the DGCL may only be made with the affirmative vote of not less than seventy-five percent (75%) of the whole Board of Directors.

        4.2 Procedure; Meetings; Quorum. Regular meetings of committees of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the authorized members thereof. Special meetings of any committee of the Board of Directors shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board of Directors shall be sent by overnight delivery service, or mailed to each member thereof, in either case addressed to such member at such member's residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such member at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat and no member shall protest the lack of notice to such member. Notice of any adjourned meeting of any committee of the Board of Directors need not be given. Any committee of the Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation, or these Bylaws for the conduct of its meetings as such committee of the Board of Directors may deem proper. A majority of the authorized members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board of Directors.

                                    ARTICLE V
                                    OFFICERS

        5.1 Number; Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Vice Chairman, and one (1) or more Vice President(s) (including, without limitation, Assistant, Executive, Senior, and Group Vice Presidents) and a Treasurer, Secretary and Controller and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions, or duties as in these Bylaws provided or as the Board of Directors may from time to time determine, and each to hold office for such term as may be prescribed by the Board of Directors and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Corporation. The Chairman, the Chief Executive Officer, and the Vice Chairmen shall be elected from among the directors. One (1) person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge, or verify any instrument in more than one (1) capacity if such instrument is required by law, the Certificate of Incorporation, or these Bylaws to be executed, acknowledged, or verified by two
(2) or more officers. The Board of Directors may require any officer, agent, or employee of the Corporation to give security for the faithful performance of such person's duties. The Board of Directors may also require any officer, agent, or employee to comply with such other conditions as the Board of Directors may require from time to time.

        5.2 Removal. Subject to any and all provisions of any written contract approved by the Board of Directors, any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for the purpose or, except in the case of any officer elected by the Board of Directors, by any superior officer upon whom such power may be conferred by the Board of Directors.

        5.3 Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        5.4 Chairman. The Chairman shall be an officer of the Corporation, subject to the control of the Board of Directors, and shall report directly to the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as the Board of Directors may direct.

        5.5 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall report directly to the Board of Directors. The Chief Executive Officer shall have supervisory responsibility over all areas of the business of the Corporation, including, without limitation, global public policy, strategy, technology policy, future innovation, venture-type investments, and philanthropy, and shall be the spokesman for the Corporation. The Chief Executive Officer shall, if present and in the absence of the Chairman, preside at meetings of stockholders of the Corporation and of the Board of Directors.

        5.6 Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board of Directors or the Chief Executive Officer shall from time to time determine, and shall report directly to the Chief Executive Officer. The Chief Operating Officer, shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board of Directors may from time to time determine.

        5.7 Vice Chairman. The Vice Chairman shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

        5.8 Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer.

        5.9 Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Board of Directors. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. A Vice President need not be an officer of the Corporation.

        5.10 Treasurer. The Treasurer, if one shall have been elected, shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

        5.11 Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board of Directors may from time to time determine.

        5.12 Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors, of the committees of the Board of Directors, and of the stockholders of the Corporation and to record the proceedings of such meetings in a book or books to be kept for that purpose. The Secretary shall see that all notices required to be given by the Corporation are duly given and served. The Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the books, records, and papers of the Corporation and shall see that the reports, statements, and other documents required by law to be kept and filed are properly kept and filed, and in general shall perform all of the duties incident to the office of

Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

        5.13 Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board of Directors. Any Assistant Treasurer or Assistant Secretary shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the Chief Executive Officer.

        5.14 Compensation of Officers. The Board of Directors or any duly empowered committee of the Board of Directors shall fix the compensation of all officers of the Corporation. No officer shall serve the Corporation in any other capacity and receive compensation, unless the Board of Directors authorizes the additional compensation.

        5.15 Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board of Directors may delegate the powers or duties of any officer to any other officer or agent.

        5.16 Vacancies. The Board of Directors may fill any vacancy in any office because of death, resignation, removal, disqualification, or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

                                   ARTICLE VI
                                 INDEMNIFICATION

        6.1 Right to Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceedings by or in the right of the Corporation to procure a judgment in its favor) (each, a "PROCEEDING") by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) (each, a "COVERED ENTITY") against all expenses (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after a Change in Control (as defined below) (with any director or officer of the Corporation entitled to indemnification as provided in this Section 6.1 being referred to hereinafter as an "INDEMNITEE"). Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article VI.

        6.2 Insurance, Contracts, and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee, or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines, and amounts paid in settlement as specified in
Section 6.l of these Bylaws or incurred by any such director, officer, employee, or agent in connection with any Proceeding referred to in Section 6.1 of these Bylaws, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee, or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this
Article VI and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.

        6.3 Indemnification Not Exclusive Right. The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

        6.4 Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions, and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VI:

                (a) Advancement of Expenses. All reasonable expenses (including, without limitation, attorneys' fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement(s) shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI.

                (b) Procedure for Determination of Entitlement to
        Indemnification.

                        (i) To obtain indemnification under this Article VI, an
                Indemnitee shall submit to the Secretary a written request, including, without limitation, such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "SUPPORTING DOCUMENTATION"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

                        (ii) The Indemnitee's entitlement to indemnification
                under this Article VI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as defined below), whether or not they constitute a quorum of the Board of Directors, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, (B) by a written opinion of Independent Counsel (as defined below) if (x) a Change in Control shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs, (C) by the stockholders of the

                Corporation, or (D) as provided in Section 6.4(c) of these Bylaws.

                        (iii) In the event the determination of entitlement to
                indemnification is to be made by Independent Counsel pursuant to
                Section 6.4(b)(ii) of these Bylaws, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

                (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VI, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VI (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 6.4(b)(i) of these Bylaws, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person(s) empowered under Section 6.4(b) of these Bylaws to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (i) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law. The termination of any Proceeding described in Section 6.l of these Bylaws or of any claim, issue, or matter therein, by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

                (d) Remedies of Indemnitee.

                        (i) In the event that a determination is made pursuant
                to Section 6.4(b) of these Bylaws that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination, and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VI (with respect to actions or omissions occurring prior to such Change in Control).

                        (ii) If a determination shall have been made or deemed
                to have been made, pursuant to Sections 6.4(b) or (c) of these Bylaws, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 6.4(a) of these Bylaws or
                (Y) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Sections 6.4(b) or
                (c) of these Bylaws, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a "DISQUALIFYING EVENT"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                        (iii) The Corporation shall be precluded from asserting
                in any judicial proceeding or arbitration commenced pursuant to this Section 6.4(d) that the procedures and presumptions of this
                Article VI are not valid, binding, and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VI.

                        (iv) In the event that the Indemnitee, pursuant to this
                Section 6.4(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                (e) Definitions. For purposes of this Section 6.4:

                        (i) "AUTHORIZED OFFICER" shall mean any one (1) of the
                Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President, or the Secretary of the Corporation.

                        (ii) "CHANGE IN CONTROL" shall mean the occurrence of
                any of the following (A) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one
                (1) transaction or a series of related transactions) of all or substantially all, of the assets of the Corporation, or the liquidation or dissolution of the Corporation, or (C) individuals who would constitute a majority of the members of the Board of Directors elected at any meeting of stockholders of the Corporation [or by written consent] (without regard to any members of the Board of Directors elected pursuant to the terms of any series of Preferred Stock) shall be elected to the Board of Directors and the election or the nomination for election by the stockholders of the Corporation of such directors was not approved by a vote of at least two-thirds (2/3) of the directors in office



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

                immediately prior to such election.

                        (iii) "DISINTERESTED DIRECTOR" shall mean a director of
                the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                        (iv) "INDEPENDENT COUNSEL" shall mean a law firm or a
                member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term "INDEPENDENT COUNSEL" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VI.

        6.5 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever
(a) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

        6.6 Indemnification of Employees Serving as Directors. The Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, shall indemnify any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director of a corporation in which the Corporation had at the time of such service, directly or indirectly, a fifty percent (50%) or greater equity interest (a "SUBSIDIARY DIRECTOR") and (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such service, directly or indirectly, a less than fifty percent (50%) equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation has an interest (a "REQUESTED EMPLOYEE"), against all expenses (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation may also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

        6.7 Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of directors and officers of the Corporation, may indemnify any person other than a director or officer of the Corporation, a Subsidiary Director or a Requested Employee, who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed Proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or of a Covered



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Entity against all expenses (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE VII
                 CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

        7.1 Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman and the Chief Executive Officer, or by any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

        The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board of Directors.

        7.2 Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate(s) for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment, or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person or entity in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders, and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

        7.3 Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

        Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such



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person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

        7.4 Lost, Stolen, Destroyed, and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction, or mutilation of such certificate. The Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft, or destruction of the certificate, upon satisfactory proof of such loss, theft, or destruction. The Board of Directors, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen, or destroyed certificate, or such person's or entity's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

        7.5 Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificated or uncertificated shares of stock of each class and series of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen, or mutilated.

        7.6 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of the Corporation or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        7.7 Transfer Agents and Registrars. The Board of Directors may appoint or authorize any officer or officers to appoint, one (1) or more transfer agents and one (1) or more registrars.

        7.8 Treasury Shares. Treasury shares of the Corporation shall consist of shares which the Corporation has issued and thereafter acquired by not canceled. Treasury shares shall not carry voting or dividend rights.

                                  ARTICLE VIII
                                   AMENDMENTS

        In furtherance, and not in limitation, of the powers conferred upon the Corporation by applicable law, the Board of Directors is hereby expressly authorized to adopt, amend, alter, or repeal these Bylaws or adopt new Bylaws, without any action on the part of the stockholders of the Corporation, by the vote of a majority of the whole Board of Directors.

        In addition to any provisions of applicable law, any provisions of the Certificate of Incorporation, and any resolution(s) of the Board of Directors adopted pursuant to Article IV (Authorization and Description of Stock) of the Certificate of Incorporation (and notwithstanding the fact that a lesser vote or no vote may be permitted by applicable law), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Voting Stock, voting together as a single class, shall be required to adopt,



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

amend, alter, or repeal any term or provision of these Bylaws that would make these Bylaws inconsistent or conflict with Section 4.3 (Description of Preferred Stock), Article V (Board of Directors), Article VI (Amendment of Certificate of Incorporation), this Article VII (Amendment of Bylaws), Article IX (Meetings of Stockholders), or Article X (Indemnification) of the Certificate of Incorporation.

                                   ARTICLE IX
                                     NOTICES

        9.1 General. Whenever these Bylaws require notice to any Stockholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his address on the books of the Corporation. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

        9.2 Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation, or law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE X
                                  MISCELLANEOUS

        10.1 Fiscal Year. The Board of Directors shall have the authority to fix and change the fiscal year of the Corporation.

        10.2 Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees, and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drags, and other orders for the payment of money, and other documents for and in the name of the Corporation and may authorize (including, without limitation, authority to redelegate) by written instrument to other officers, employees, or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board of Directors or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties; provided, however, that no loans shall be contracts on behalf of the Corporation and no evidences of indebtedness shall be issued in the corporate name unless authorized by a resolution of the Board of Directors.

        10.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board of Directors or any such committee or in these Bylaws shall select.

        10.4 Checks. All checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the

Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these Bylaws.

        10.5 Proxies in Respect of Stock or Other Securities of Other Entities. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person(s) so appointed as to the manner of exercising such powers and rights and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

        10.6 Facsimile Signatures. In addition to the use of facsimile signatures which these Bylaws specifically authorize, the Corporation may use such facsimile signatures of any officer(s) or agent(s) of the Corporation as the Board of Directors may authorize.

        10.7 Subject to Law and Certificate of Incorporation. All powers, duties, and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by applicable law and the provisions of the Certificate of Incorporation.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW.



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        IN WITNESS WHEREOF, the undersigned director hereby certifies that the foregoing constitutes a true and correct copy of the Amended and Restated Bylaws of Alternate Marketing Networks, Inc., a Delaware corporation, as adopted by the board of directors of the corporation on the 26th day of July, 2002.

        Executed as of this 26th day of July, 2002.


                                        By:   /s/ PHILLIP D. MILLER
                                           -------------------------------------
                                           Name:  Phillip D. Miller
                                           Title: Director



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